Exhibit 99.1

For Immediate Release

Contact:	Damon Wright
Sr. Director, Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.comp

Epicor® Reports 2007 First Quarter Earnings;

Raises Revenue and EPS Guidance for the 2007 Full-Year

Double Digit License and Services Growth Drives 20% Increase in Total Revenue Year-over-Year: License Revenue up 14%,Consulting up 31%, Maintenance up 8%

IRVINE, Calif., April 25, 2007 — Epicor Software Corporation (Nasdaq: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of the Global 1000, today reported financial results for its first quarter ended March 31, 2007. All results should be considered preliminary pending the Company’s filing of its quarterly report on Form 10-Q for the quarter ended March 31, 2007.

“With strong revenue performance across all business lines, 2007 has started off even better than our record breaking 2006, with total revenue increasing 20%, when compared to the first quarter of 2006,” said George Klaus, Epicor Chairman and CEO.

“Net license revenue (NLR) was a first quarter record,” he said, “and, when combined with record quarterly consulting and maintenance revenues, led to our second consecutive $100 million-plus revenue quarter. Our commitment to delivering leading technologies and innovative solutions focused on our target markets is continuing to drive double-digit revenue growth rates that are solidly outpacing industry projections1.

“We exceeded the top end of our first quarter revenue guidance range by more than $6 million,” Klaus continued, “and we are increasing our 2007 full-year revenue guidance by $12 million to $432 to $437 million and our 2007 full-year non-GAAP EPS expectations by $0.02 to $0.85 to $0.87. Our confidence in raising our guidance is based on our belief in the strength and quality of our pipelines for software, maintenance and consulting.”

Klaus concluded, “We are seeing robust spending in our addressable markets and we are very pleased with our financial execution.”

Total first quarter revenues increased 20% to a first quarter record of $101.3 million, compared to $84.5 million in the 2006 first quarter. Strong NLR growth contributed to the

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record first quarter revenues, increasing by 14.1% to $22.0 million, compared to $19.3 million in the 2006 first quarter. Driven by a growing professional services team, larger engagements and expanded service offerings, consulting revenue was up significantly in the first quarter to a record $32.7 million, an increase of 31.1% when compared to consulting revenues of $25.0 million in the 2006 first quarter. Maintenance revenue also experienced solid growth, with 94% customer retention driving record maintenance revenues of $39.1 million, an 8% increase compared to maintenance revenues of $36.2 million in the 2006 first quarter. Hardware and other revenue for the first quarter was $7.5 million, up from $4.0 million in the prior year’s first quarter.

First quarter GAAP net income was $4.4 million, or $0.08 per diluted share, compared to $4.6 million, or $0.08 per diluted share in the 2006 first quarter. The 2007 first quarter tax rate was 37.2%, benefiting from a larger mix of international revenue and profit. The Company’s actual cash tax rate for the first quarter was approximately 11%. 2007 first quarter non-GAAP earnings were $8.7 million, or $0.15 per diluted share, compared to non-GAAP earnings of $8.0 million, or $0.14 per diluted share, in the 2006 first quarter. In addition to excluding amortization and stock-based compensation expense, non-GAAP earnings for the 2007 first quarter also exclude a one time gain of approximately $1.0 million on the sale of a non-strategic asset and restructuring charges of $0.1 million, all net of tax.

Balance Sheet Summary

The Company’s balance sheet at March 31, 2007 included cash and cash equivalents of $75.5 million, which benefited from approximately $5.3 million in cash flow from operations during the quarter. The Company’s total debt balance as of March 31, 2007 was $99.3 million.

At the end of the 2007 first quarter, net accounts receivable was $77.1 million. Days sales outstanding (DSOs) was 68, down from 74 in the fourth quarter of 2006. Working capital increased to $67.6 million at the end of the 2007 first quarter, up from $53.7 million at the end of the 2006 fourth quarter. Deferred revenue was approximately $64 million.

2007 Second Quarter and Full-Year Guidance

The Company is raising its 2007 full-year total revenue and earnings per share guidance last issued on January 30, 2007. Specifically, total revenue for the 2007 year is now expected to be in the range of $432 to $437 million, an increase of $12 million above the Company’s previous guidance for 2007 full-year revenue of $420 to $425 million. NLR for the 2007 year is expected to be towards the higher end of the range of the 13 to 15% increase over 2006 NLR.

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2007 full-year GAAP net income is expected to increase approximately 25% over 2006 full-year GAAP net income. Non-GAAP earnings per diluted share for the 2007 full-year are now expected to be in the range of $0.85 to $0.87, compared to the Company’s earlier guidance of $0.83 to $0.85. The Company’s full-year 2007 non-GAAP net income guidance excludes current expectations for full-year amortization of intangible assets of approximately $10.6 million and full-year stock based compensation expense of approximately $9.5 million, each net of tax. 2007 full-year non-GAAP earnings per share expectations assume a weighted average share count of 58 million shares. Expected earnings results presume an effective tax rate of approximately 37.2%, with a cash tax provision of approximately 10 to 11% for the 2007 year.

For the 2007 second quarter, the Company expects revenue in the range of $106 to $109 million. Non-GAAP earnings are expected to be $0.21 to $0.22 per diluted share, with GAAP earnings of approximately $0.11 to $0.12 per diluted share. The Company’s 2007 second quarter non-GAAP earnings guidance excludes current expectations for second quarter amortization of intangible assets of approximately $2.7 million and stock based compensation expense of approximately $2.4 million, each net of tax. 2007 second quarter earnings per share expectations assume a weighted average share count of 57.8 million shares.

Conference Call Information

The Company will hold an investor and analyst conference call directly following the release after the close of market at 2:00 p.m. PDT.

When:	Wednesday, April 25, 2007
Time:	2:00 p.m. PT
Dial in:	+1 (877) 502-9274 or outside the U.S. +1 (913) 981-5584
Conf ID:	Epicor 2007 First Quarter Earnings Call

On the call, George Klaus, chairman and CEO, Mark Duffell, president and COO, and Michael Piraino, executive vice president and CFO, will review first quarter earnings and the Company’s outlook for the 2007 second quarter and full-year. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at www.epicor.com/company/investor and will be archived for thirty days following the call on the Company’s Web site.

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About Epicor Software Corporation

Epicor, named one of FORTUNE magazine’s 100 Fastest-Growing Companies in 2006, is a global leader dedicated to providing integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and professional services automation (PSA) software solutions to midmarket companies and divisions of the Global 1000. Founded in 1984, Epicor serves over 20,000 customers in more than 140 countries, providing solutions in over 30 languages. Employing innovative service-oriented architecture (SOA) and Web services technology, Epicor delivers end-to-end, industry-specific solutions for manufacturing, distribution, retail, hospitality and services that enable companies to drive increased efficiency, improve performance and build competitive advantage. Epicor solutions provide the scalability and flexibility to meet today’s business challenges, while empowering enterprises for even greater success tomorrow. Epicor offers a comprehensive range of services with its solutions, providing a single point of accountability to promote rapid return on investment and low total cost of ownership. Epicor’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

1AMR Research, The Enterprise Application Global Forecast, 2005 – 2010 (© AMR 2006)

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected revenues (including growth rates), earnings and earnings per share, tax rates, sales pipelines and opportunities, target market, customer renewal rates, technology lead, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends and other factors discussed in Epicor’s annual report on Form 10K for the year ended December 31, 2006 at pages 21-28. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures.

This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Non-GAAP Earnings Measure. The Company uses a non-GAAP earnings measure in its public statements. Management believes this non-GAAP measure helps indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly,

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management uses this non-GAAP measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

The non-GAAP earnings measure for 2006 used by the Company is defined to exclude the following charges and benefits: amortization of intangible assets and stock based compensation expense, each net of tax. The non-GAAP earnings measure for the 2007 first quarter used by the Company is defined to exclude the following charges and benefits: a gain from the sale of a non-strategic asset, restructuring charges, amortization of intangible assets and stock based compensation expense, each net of tax. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Management also believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock based compensation. Management believes that it is appropriate to exclude the gain related to the sale of the Company’s Russia-based payroll bureau, because this additional income as a result of the asset sale is not related to the Company’s ongoing business operations. Finally, management believes it is appropriate to exclude the restructuring charges because these charges are not related to the Company’s ongoing business operations.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

- TABLES FOLLOW -

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EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$75,502	$70,178
Accounts receivable, net	77,085	83,965
Deferred income taxes	17,929	17,909
Inventory, net	7,336	4,885
Prepaid expenses and other current assets	8,175	7,587

Total current assets	186,027	184,524

Property and equipment, net	12,043	12,251
Deferred income taxes	21,067	19,836
Intangible assets, net	51,869	56,209
Goodwill	162,778	163,360
Other assets	6,279	5,710

Total assets	$440,063	$441,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,067	$14,298
Accrued expenses	36,768	50,919
Current portion of accrued restructuring costs	919	795
Current portion of long-term debt	1,098	1,102
Current portion of deferred revenue	62,616	63,726

Total current liabilities	118,468	130,840

Long-term debt, less current portion	98,153	98,273
Long-term portion of accrued restructuring costs	702	876
Long-term portion of deferred revenue	1,080	1,271
Long-term deferred income and other taxes	6,334	2,010

Total long-term liabilities	106,269	102,430

Stockholders’ equity:
Common stock	59	59
Additional paid-in capital	355,350	350,605
Less: treasury stock at cost	(13,357)	(10,895)
Accumulated other comprehensive loss	(921)	(954)
Accumulated deficit	(125,805)	(130,195)

Total stockholders’ equity	215,326	208,620

Total liabilities and stockholders’ equity	$440,063	$441,890

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EPICOR SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
License fees	$22,032	$19,312
Consulting	32,723	24,958
Maintenance	39,053	36,170
Hardware and other	7,521	4,039

Total revenues	101,329	84,479

Cost of revenues	47,179	35,761
Amortization of intangible assets	4,181	4,246

Total cost of revenues	51,360	40,007

Gross profit	49,969	44,472

Operating expenses:
Sales and marketing	18,629	15,001
Software development	8,680	8,332
General and administrative	15,408	12,241
Restructuring charges	221	—

Total operating expenses	42,938	35,574

Income from operations	7,031	8,898
Gain on sale of a non-strategic asset	1,579	—
Interest expense	(2,127)	(1,884)
Other income, net	570	284

Income before income taxes	7,053	7,298
Provision for income taxes	2,620	2,737

Net income	$4,433	$4,561

Net income per share:
Basic	$0.08	$0.08
Diluted	$0.08	$0.08
Weighted average common shares outstanding:
Basic	56,642	55,601
Diluted	57,703	56,639

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EPICOR SOFTWARE CORPORATION

NON-GAAP EARNINGS RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Net income	$4,433	$4,561

Add back, net of tax:
Amortization of intangible assets	2,657	2,843
Stock-based compensation expense	2,467	592
Restructuring charges	139	—
Gain on sale of a non-strategic asset	(992)	—

Non-GAAP earnings	$8,704	$7,996

Non-GAAP earnings per diluted share	$0.15	$0.14

Weighted average common shares outstanding:
Diluted	57,703	56,639